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                                                                   EXHIBIT 10.21

                                                              Resolutions of the
                                    Nominating and Compensation Committee of the
                                             Board of Directors of NiSource Inc.
                                                         Adopted August 25, 2003

                  WHEREAS, The Corporation and certain of its affiliates sponsor various severance plans and policies for employees of the Corporation and its affiliates; and

                  WHEREAS, The Corporation desires to extend the term of each such plan and policy.

                  NOW, THEREFORE, BE IT RESOLVED, That the Committee hereby extends the term of each severance plan and policy maintained for employees of the Corporation and its affiliates to December 31, 2003.

                  FURTHER RESOLVED, That the Committee ratifies any action heretofore taken in connection with the foregoing resolution.

                  FURTHER RESOLVED, That the appropriate officers of the Corporation are authorized to take such other action and execute such other documents as shall be appropriate to implement the foregoing resolution.